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                                                         Exhibit 99.1

FOR IMMEDIATE RELEASE                         CONTACT
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Hudson Valley Holding Corp.                   WENDY CROKER
21 Scarsdale Road                             VP, SHAREHOLDER RELATIONS
Yonkers, NY 10707                             (914) 771-3214




                          HUDSON VALLEY HOLDING CORP.
                            ANNOUNCES CASH DIVIDEND


     Yonkers, NY, January 27, 2004...William E. Griffin, Chairman of the Board, announced that the Company has declared a cash dividend of $ 0.41 per share payable to all shareholders of record as of the close of business February 6, 2004. The dividend will be mailed to shareholders on or about February 13, 2004.

     Hudson Valley Holding Corp., headquartered in Yonkers, NY, is the parent company of Hudson Valley Bank, Westchester's largest independently owned Bank with 18 branch locations in the Bronx, Manhattan and Westchester and loan production offices in Dutchess County and Queens. The Bank specializes in providing a full range of financial services to small businesses, professional services firms, not-for-profit organizations and individuals. The Company's stock is traded under the ticker symbol "HUVL" on the OTC Bulletin Board. Additional information on the Bank can be obtained on our web-site at www.hudsonvalleybank.com.
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